UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

AGENUS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Forbes Road

Lexington, MA 02421

(Address of principal executive offices, including zip code)

(781) 674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2024, Agenus Inc. (“Agenus”) announced its financial results for the quarter ended June 30, 2024. In connection with the announcement, Agenus issued a press release, which is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information set forth under Item 2.02 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2024, the Board of Directors (the “Board”) of Agenus elected Thomas L. Harrison to become a Class III director of Agenus with an initial term that expires at Agenus’s annual meeting of stockholders in 2027.

In connection with his election to the Board, Mr. Harrison was granted an option to purchase 7,500 shares of the Agenus’s common stock pursuant to Agenus’s 2019 Equity Incentive Plan and Agenus’s non-employee director compensation program. The option has a per-share exercise price equal to the closing price of Agenus’s common stock on the Nasdaq Capital Market on the date of grant and a 10-year term, and it vests over three years in equal annual installments (provided Mr. Harrison maintains a service relationship with Agenus through each such vesting date). As a non-employee director, Mr. Harrison will also receive cash and additional equity compensation paid by Agenus pursuant to its non-employee director compensation program. There are no arrangements or understandings between Mr. Harrison and any other person pursuant to which Mr. Harrison was selected as a director, and there are no transactions between Mr. Harrison and Agenus that would require disclosure under Item 404(a) of Regulation S-K.

On August 8, 2024, Agenus issued a press release announcing Mr. Harrison’s appointment to the Board. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On August 8, 2024, Agenus filed a prospectus supplement with the U.S. Securities and Exchange Commission in connection with the offer and sale of up to 13,843,015 shares (the “Placement Shares”) from time to time in “at the market” offerings pursuant to an At Market Issuance Sales Agreement with B. Riley Securities, Inc. (formerly B. Riley FBR Inc., the “Sales Agent”), dated as of July 22, 2020 (the “Agreement”). Sales pursuant to the Agreement will be made only upon instructions by Agenus to the Sales Agent, and Agenus cannot provide any assurances that it will issue any Placement Shares pursuant to the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is incorporated herein by reference. A copy of the opinion of Ropes & Gray LLP relating to the legality of the issuance and sale of the Placement Shares is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement dated July 22, 2020 by and between Agenus Inc. and B. Riley FBR, Inc. Incorporated by reference to Exhibit 1.2 on Form S-3ASR filed by the Company on July 22, 2020

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

99.1	Press Release dated August 8, 2024

99.2	Press Release dated August 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2024	Agenus Inc.

	By:	/s/ Christine M. Klaskin
Christine M. Klaskin
VP Finance